EXHIBIT 21
                            CHECKPOINT SYSTEMS, INC.

                                  SUBSIDIARIES


Checkpoint Systems, Inc. of Puerto Rico, Inc. - Delaware

Checkpoint Caribbean, Inc. - Delaware

Checkpoint FSC, Inc. - Barbados

Electronic Signatures, Inc. - Delaware

Checkpoint International, Inc. - Delaware

Checkpoint Security Systems Group, Inc. - Minnesota

Checkpoint Canada, Inc. - Canada

Checkpoint Systems, S.A. - Argentina

Checkpoint Argentina, S.A. - Argentina

Checkpoint de Mexico, S.A. de C.V. - Mexico

Checkpoint Systems Belgium N.V. - Belgium

Checkpoint Systems France SARL - France

Checkpoint Systems Deutschland - Germany

Checkpoint Systems Nederland B.V. - The Netherlands

Checkpoint Holland Holding B.V. - The Netherlands

Checkpoint Holland Trading B.V. - The Netherlands

Checkpoint Systems Europe B.V. - The Netherlands

Checkpoint Systems International B.V. - The Netherlands

Checkpoint Systems Productie B.V. - The Netherlands

Checkpoint Systems Scandinavia A.B. - Sweden

Checkpoint Systems U.K. Limited - United Kingdom

Checkpoint Systems Australia PTY LTD - Australia

Checkpoint Systems Espana, S.A.- Spain

Checkpoint Actron AG Switzerland - Switzerland

Actron Group Limited and related subsidiaries- United Kingdom

Checkpoint Systems Norge - Norway

Checkpoint Systems Italia s.r.l. - Italy

Checkpoint Portugal Sistemas Anti-Furto, S.A. - Portugal

Checkpoint Portugal II - Sistemas De Seguranca Integrados, S.A. - Portugal

Checkpoint Systems Brazil - Brazil

Checkpoint Systems Japan Co., Ltd. - Japan

2M Security Systems ApS - Denmark